Zoltek: A Call to Action

March 4, 2013

Disclaimer

The following materials present analysis by Quinpario Partners LLC ("Quinpario") of Zoltek Companies, Inc. ("Zoltek"). This presentation is being provided by Quinpario and parties with which Quinpario has formed a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Parties") to shareholders, industry participants and other interested parties for information and discussion purposes.

This presentation does not constitute an offer to sell or solicitation of an offer to purchase an interest in Quinpario or any affiliate of Quinpario, or of any of the Parties or any respective affiliate of such Parties; nor does it constitute nor should it be considered as investment advice or a solicitation for investment advisory services offered by Quinpario or any of the other Parties. This presentation is not intended to serve as the basis for any investment decisions.

Except as otherwise indicated herein, the information provided is based on matters as they exist as of the date of preparation and not as of any future date, and will not be updated or otherwise revised to reflect information that subsequently becomes available, or circumstances existing or changes occurring after the date hereof. Certain economic and market information contained herein has been obtained from published sources prepared by other parties. While such sources are believed to be reliable, the Parties and their respective affiliates assume no responsibility for and have not independently verified such information and do not represent that such information is accurate or complete. Statements contained in this presentation that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of the Parties. Due to various risks and uncertainties, actual events or results may differ materially from those reflected in such opinions.

Quinpario, together with the other Parties, intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies at a special meeting of shareholders of Zoltek for the purposes of seeking the removal of the current directors of Zoltek and the election of director nominees at such special meeting.

QUINPARIO STRONGLY ADVISES ALL SHAREHOLDERS OF ZOLTEK TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

A Simple Case of Failure to Execute

Zoltek has...

- Established a technically strong product and developed a compelling vision to grow the Carbon Fiber market
- Developed relationships with leading players in the wind and aircraft brake markets

But has...

- Persistently underestimated the challenges of developing new applications
- Failed to capture commercial opportunities as they emerge
- Consistently misallocated capital as reflected in its mismatch between production capacity and Zoltek's commercialization capabilities

Exacerbated by...

- Fundamental misunderstanding of public market investor expectations
- Inability to develop a global organization

Consequently, no shareholder value has been created over the last five years



Indexed Stock Price Performance – Since December 31, 2008
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Dec08
May09
Oct09
Mar10
Aug10
Jan11
Jun11
Nov11
Apr12
Sep12
Feb13
(1.4%)
ZOLT
S&P 500

Note: Stock price data as of February 22, 2013

Absence of Sustained Financial Improvement

Zoltek View

Zoltek expressly points to the progress made since 2008, noting that "[b]y any measure, the Zoltek of today is a vastly more capable and efficient company."

– Zoltek Annual Letter to Shareholders, 2012

Reality

Despite substantial investment in capacity expansion and operations, the last five years have seen no improvement in financial performance

	FY2008	FY2012	Change
Revenue	**$185.6**	**$186.3**	***Flat***
Cost of Sales	$134.4	$140.7	
Gross Profit ($)	$51.2	$45.6	*Down*
Gross Profit (%)	27.6%	24.5%	*Down*
Application & Development Expenditures	($8.1)	($7.0)	
Litigation Charge	($4.9)	$0.0	
SG&A	($18.2)	($13.0)	
Operating Income	$20.0	$25.6	
Adjustments:			
Litigation Charge	$4.9	$0.0	
Adjusted Operating Income	**$24.9**	**$25.6**	***Flat***
Cash from Operations	**$20.2**	**$17.4**	***Down***

- Zoltek applauds its accomplishments and proudly touts FY2012 as "our best year ever in financial performance"
- Yet purported improvements in financial performance are illusory and solely a function of non-operating items
- Normalizing for these items, Zoltek has shown no financial progress since FY2008
  - Revenue: Flat
  - Gross profit: Down
  - Gross margin: Down
  - Operating income: Flat
  - Cash from operations: Down
- Zoltek's lack of performance improvement was despite a massive investment between FY2008 and FY2012
  - Capital expenditures: $159mm
  - Application and market development: $40mm
  - Inventory build-up: $44mm

Total Investment $243M

Source: Zoltek Annual Reports for Fiscal Years 2008 and 2012

QUINPARIO PARTNERS

Failure to Exploit Market Opportunities

Zoltek View

"[T]here is a tendency to overlook the very real and – I believe – unstoppable progress that is taking place in the trials and demonstration projects that do not make news and do not impact our sales."

– Zoltek Annual Letter to Shareholders, 2012

Reality

Despite substantial interim capital investments into new markets and applications, revenue from non-legacy sources has decreased over the past five years

Revenue Distribution



$200
$150
$100
$50
$0
$186
$26
14%
$75
40%
$85
46%
$186
$32
17%
$87
47%
$67
36%
2008
2012
Non-Legacy & Other
Vestas Wind Systems
Technical Fibers

- Zoltek has shown virtually no visible results from new markets or applications over the last five years
- Disclosed revenue from new sources (i.e., other than Vestas and Technical Fibers) was lower in FY2012 than in FY2008
  - Implies that sales from other sources such as new applications and markets have declined
  - This is despite $40mm of application and market development expense between FY2008 and FY2012
- Zoltek's competitors on the other hand have successfully penetrated new markets, applications and customers:

Oct 2009	BMW	SGL GROUP
Jan 2011	DAIMLER	TORAY
Feb 2011	VW	SGL GROUP
Dec. 2011	GM	TEIJIN

Source: Zoltek Annual Reports for Fiscal Years 2008 and 2012

QUINPARIO PARTNERS

A "If You Build It, They Will Come..." Expansion Strategy Coupled with Limited Growth Capability

Zoltek View

"Future applications will require the same type of aggressive rapid [capacity] expansion."

– Zoltek Corporate Presentation, May 2012

Zoltek's Historic and Projected Capacity



(thousands of metric tons)
30
25
20
15
10
5
0
13
15
18
20
25
Projected Capacity
CAGR: 19%
2011
2012
2013
2014
2015
Capacity Expansion

Source: Historical and projected capacity figures are from Zoltek's Corporate Presentation, dated May 16, 2012

Reality

Zoltek's affinity for capacity expansion is based on unrealized new business expectations and implemented without regard to the Company's lack of progress

- Zoltek has a history of aggressively expanding capacity despite operating at low utilization rates
  - Disclosed utilization rates seldom exceeded 60%
- According to Zoltek, current capacity will support annual revenue of $400mm – more than twice the historical high
  - In other words, existing capacity is sufficient to support over five years of 16% annual growth (vs. actual FY2008-FY2012 CAGR of 0.1%)
- Despite low utilization, Zoltek remains devoted to further aggressive expansion
  - Quinpario estimates Zoltek's planned three year capacity growth will cost approximately $100m
  - Zoltek has made few references to how additional capacity will be financed
- Zoltek is continuing to implement a capital intensive, capacity-driven strategy
- Yet Zoltek's apparent inability to penetrate significant new industrial applications demonstrates that this strategy has failed

QUINPARIO PARTNERS

Zoltek's Inefficient Capital Allocation Decisions Have Idled Shareholder Capital

Zoltek View

"Management believes that operating cash flow is meaningful to investors..."

– Zoltek Annual Letter to Shareholders, 2012


160
140
120
100
80
60
40
20
0
-20
$133
$28
$4
$27
$50
2008
2009
2010
2011
2012
Inventory Buildout
Capital Expenditure
Application & Market Development

Growth Investment 2008 – 2012	
Capacity expansion and other capex	$159
Application & market development	$40
Inventory build-out	$44
Total	$243

Source: Zoltek Annual Reports for Fiscal Years 2010 and 2012

Reality

Operating cash flows have been flat despite significant growth investments; the reason – inefficient use of capital towards application development and capacity expansion

- Over the past five years, Zoltek has allocated substantial capital resources to unproductive ends
- Capex totaling $159mm, aimed in part at capacity growth
  - Low utilization rates and lack of revenue growth imply meaningful capital over-investment
- Aggregate application and market development expenses of $40mm
  - Resulting in no meaningful penetration of new markets and applications
  - Actually, absolute and relative proportion of revenue from new sources likely declined
- Total inventory build-out of $44mm
  - Contrary to management's declared intention to "actively manage inventory levels in order to effectively use working capital, FY2012 saw a 50% increase in inventory, consuming $21mm of capital
  - Inventory continued to rise during Q1 2013, consuming an additional $12mm of capital

QUINPARIO PARTNERS

Zoltek Has Failed to Create Shareholder Value

Zoltek View

> "This is not our estimate. I mean, we don't -- it's hard to beat somebody else's estimate. It's taking the numbers out of the air so..."
>
> *– Zoltek Earnings Call, Q1' 13*

Historical Stock Price Performance – 1-Year



150%
125%
100%
75%
50%
25%
0%
Feb12
Apr12
Jun12
Jul12
Sep12
Oct12
Dec12
Feb13
27.9%
(1.0%)
(11.6%)
(29.4%)

Indexed Stock Price Performance – Since December 31, 2008



400%
300%
200%
100%
0%
Dec08
Oct09
Aug10
May11
Mar12
Dec12
244.2%
38.7%
25.4%
(1.4%)
Zoltek
HXL
CYT
Toray
SGL

Note: Stock price data as of February 22, 2013

Reality

Missing earnings estimates as the stock price falls, and placing the blame on analysts for 'making up numbers' is not a sign of effective management of a public company

- Zoltek's stock price reflects its financial under-performance
- Zoltek's stock price has significantly underperformed each of its publicly traded peers over any reasonable measurement period
  - Last year: Underperformed peers by an average of 35%
  - Last three years: Underperformed peers by an average of 74%
  - Since December 31, 2008: Underperformed peers by an average of 146%
  - Zoltek's underperformance is even more dramatic when peer returns are adjusted for dividends
- Zoltek's stock price has also underperformed the S&P 500 index by a significant margin over any reasonable measurement period
  - Last year: Underperformed by 41%
  - Last three years: Underperformed by 39%
  - Since December 31, 2008: Underperformed by 69%

QUINPARIO PARTNERS

A Call to Action: Quinpario's Message to Zoltek Shareholders

- Appointment of a new Board of Directors that will work for ALL shareholders to enhance shareholder value

- Renewed emphasis on execution and accountability

- Consideration of strategic alternatives for the creation of shareholder value, including alternatives suggested by Quinpario

QUINPARIO PARTNERS